SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 19, 2004

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On August 19, 2004, the Registrant announced the appointment of Jeffrey H. Schwartz and Walter C. Rakowich as members of its board of trustees effective immediately. The Registrant also announced that Jeffrey H. Schwartz has been appointed as Chief Executive Officer and Walter C. Rakowich has been appointed as President and Chief Operating Officer each effective January 1, 2005. John W. Seiple, Jr. has been appointed President and Chief Executive Officer of North America.. The announcement has been filed as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

     (c) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated August 19, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: August 19, 2004	By:	/s/ Walter C. Rakowich
		Name:	Walter C. Rakowich
		Title:	Managing Director and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated August 19, 2004